SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2012

NVR, Inc.

(Exact name of registrant as specified in its

charter)

Virginia	1-12378	54-1394360
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

11700 Plaza America Drive, Suite 500, Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 703-956-4000

_______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2012, the Board of Directors of NVR, Inc. (“NVR”) appointed Melquiades R. Martinez as a new director effective December 1, 2012. The Board of Directors also appointed Mr. Martinez to serve on the Nominating Committee. Mr. Martinez’s term as director will continue until the 2013 Annual Meeting of Shareholders and until his successor is duly elected and qualified. NVR’s Board of Directors has determined that Mr. Martinez is an independent director under the listing standards of the New York Stock Exchange.

Mr. Martinez will receive an annual retainer of $26,000 and fees of $1,600 for each board or committee meeting that he attends, in accordance with NVR’s standard compensation arrangements for directors described in Exhibit 10.27 to our Annual Report on Form 10-K for the period ended December 31, 2004, which description is incorporated herein by reference. In addition, on the effective date of Mr. Martinez’s appointment, he will receive a stock option grant with a fair value equal to $455,500 and a restricted share unit grant with a fair value equal to $455,500 from our 2010 Equity Incentive Plan. The stock option grants and restricted share unit grants will be issued pursuant to the forms of agreement filed as Exhibits 10.2 and 10.4, respectively, to our Form 8-K filed on May, 6, 2010, which are incorporated herein by reference.

A copy of the press release announcing Mr. Martinez’s appointment is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Number	Description

99.1	Press release dated November 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.

Date: November 7, 2012	By:	/s/ Dennis M. Seremet
	Name:	Dennis M. Seremet
	Title:	Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

99.1	Press release dated November 6, 2012.